UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2023 (March 30, 2023)

Duck Creek Technologies, Inc.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-39449	84-3723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Boston Wharf Rd., Floor 10 Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 724-3509

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	DCT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, Duck Creek Technologies, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated January 8, 2023, by and among the Company, Disco Parent, LLC, a Delaware limited liability company (“Parent”), and Disco Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), providing for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”). On March 30, 2023, Parent completed the acquisition of the Company.

Item 1.01	Entry into a Material Definitive Agreement

Concurrently with the closing of the Merger, Parent, as the borrower, and the Company, as a guarantor, entered into that certain Credit Agreement with Alter Domus (US) LLC, as administrative agent and collateral agent, the lenders from time to time party thereto and the guarantors from time to time party thereto (the “Credit Agreement”), which provides for (i) a term loan facility in an aggregate principal amount equal to $650 million and (ii) a revolving loan facility in an aggregate principal amount equal to $65 million. Parent is the borrower, and certain of its subsidiaries are guarantors, under the Credit Agreement. The obligations under the Credit Agreement are secured on a first priority basis by substantially all assets of the borrower and the guarantors (subject to certain exclusions and exceptions). The Credit Agreement includes representations and warranties, covenants, events of default and other provisions that are customary for facilities of their respective types.

Item 1.02	Termination of a Material Definitive Agreement

The information provided in the Introductory Note of this Current Report on Form 8-K (this “Current Report”) is incorporated herein by reference.

Concurrently with the closing of the Merger, the Company repaid all loans and terminated all credit commitments outstanding under the Amended and Restatement Agreement to Credit Agreement, dated as of October 22, 2021 (as amended by Amendment No. 1 to Credit Agreement, dated as of November 8, 2022), by and among Disco Topco Holdings (Cayman), L.P., Duck Creek Technologies LLC,  Bank of America, N.A., as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender, BofA Securities, Inc., Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A., as Joint Lead Arrangers and Joint Bookrunners, and the other lenders from time to time party thereto.

Item 2.01	Completion of Acquisition or Disposition of Assets

Completion of the Merger

The information set forth in the Introductory Note and in Items 3.03, 5.01, 5.02, 5.03 and 8.01 of this Current Report is incorporated herein by reference.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of the Company (“Duck Creek Common Stock”) outstanding immediately prior to the Effective Time was automatically cancelled and extinguished and automatically converted into the right to receive $19.00 in cash, without interest (the “Merger Consideration”).

Pursuant to the Merger Agreement, at the Effective Time:

•
each award of restricted Duck Creek Common Stock issued under the Duck Creek Technologies, Inc. 2020 Omnibus Incentive Plan (the “Company Equity Plan”) (“Company RSA”), whether vested or unvested, that is outstanding as of immediately prior to the Effective Time will be fully vested, cancelled and automatically converted into the right to receive an amount in cash equal to (A) the number of shares of Duck Creek Common Stock subject to such Company RSA, multiplied by (B) $19.00, subject to any required withholding of taxes. Notwithstanding the foregoing, the cash amount relating to each Company RSA granted after January 8, 2023 will not be fully vested and will instead remain subject to the same terms and conditions and be paid out on the same vesting schedule as applied to such Company RSA prior to the Effective Time, subject to the holder’s continued employment or service through the applicable vesting date;

•
each restricted stock unit award granted under the Company Equity Plan (“Company RSU”), whether vested or unvested, that is outstanding as of immediately prior to the Effective Time will be fully vested, cancelled and automatically converted into the right to receive an amount in cash equal to (A) the number of shares of Duck Creek Common Stock subject to such Company RSU, multiplied by (B) $19.00, subject to any required withholding of taxes. Notwithstanding the foregoing, the cash amount relating to each Company RSU that was granted after January 8, 2023 will not be fully vested and will instead remain subject to the same terms and conditions and be paid out on the same vesting schedule as applied to such Company RSU prior to the Effective Time, subject to the holder’s continued employment or service through the applicable vesting date;

•
each award that is measured by reference to a share of Duck Creek Common Stock granted under the Company Equity Plan (“Company Phantom Stock Award”), whether vested or unvested, that is outstanding as of immediately prior to the Effective Time will be fully vested, cancelled and automatically converted into the right to receive an amount in cash equal to (A) the number of shares of Duck Creek Common Stock measured by reference to such Company Phantom Stock Award, multiplied by (B) $19.00, subject to any required withholding of taxes; and

•
each option to purchase shares of Duck Creek Company Stock granted under the Company Equity Plan and each stock appreciation right granted under the Company Equity Plan will be cancelled immediately upon the Effective Time without payment or consideration.

The description of the Merger and the Merger Agreement contained in this Item 2.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the “SEC”) on January 10, 2023, and is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth under Item 2.01 of this Current Report is incorporated by reference into this Item 3.01.

On March 30, 2023, the Company notified The Nasdaq Global Select Market (“Nasdaq”) that the Merger had been consummated and requested that Nasdaq suspend trading of the Duck Creek Common Stock on Nasdaq prior to the opening of trading on March 30, 2023. The Company also requested that Nasdaq file with the SEC a notification of removal from listing and registration on Form 25 to effect the delisting of all shares of Duck Creek Common Stock from Nasdaq and the deregistration of such Duck Creek Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Duck Creek Common Stock will no longer be listed on Nasdaq.

In addition, the Company intends to file a certification on Form 15 with the SEC requesting the termination of registration of the shares of Duck Creek Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act with respect to the shares of Common Stock.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in the Introductory Note and under Items 2.01, 3.01 and 5.03 of this Current Report is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

The information set forth in the Introductory Note and the information set forth under Items 1.01, 2.01, 3.03 and 5.02 of this Current Report is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of Parent. Parent is an affiliate of Vista Equity Partners Management, LLC. The aggregate consideration of the Merger will be approximately $2.6 billion, which will be fully funded by equity financing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference into this Item 5.02.

Effective as of the consummation of the Merger, all of the members of the board of directors of the Company immediately prior to consummation of the Merger resigned as directors of the Company and Maneet Saroya, Jeffrey Wilson, Jack Dillon, Chad Martin and Michael Jackowski were appointed as directors of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

The information set forth in the Introductory Note and Item 2.01 of this Current Report is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, the Amended and Restated Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, was amended and restated in its entirety to be in the form of the Certificate of Incorporation set forth in Exhibit A to the Merger Agreement (the “Certificate of Incorporation”). In addition, at the Effective Time, the Amended and Restated Bylaws of the Company, as in effect immediately prior to the Effective Time, were amended and restated in their entirety to be in the form of the Bylaws of Merger Sub as in effect immediately prior to the Effective Time (except for provisions with respect to exculpation, indemnification, advancement of expenses and limitation of director, officer and employee (or comparable) liability) (the “Bylaws”). Copies of the Certificate of Incorporation and the Bylaws are filed as Exhibits 3.1 and 3.2 to this Current Report, respectively, and are incorporated herein by reference.

Item 8.01	Other Events

On March 30, 2023, the Company issued a press release announcing the closing of the Merger. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Exhibits.

(d)	Exhibits

No.	Description

2.1
Agreement and Plan of Merger, dated as of January 8, 2023, by and among the Company, Disco Parent, LLC and Disco Merger Sub, Inc. (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K as filed with the SEC on January 10, 2023).

3.1	Amended and Restated Certificate of Incorporation of Duck Creek Technologies, Inc.

3.2	Amended and Restated Bylaws of Duck Creek Technologies, Inc.

99.1	Press Release dated March 30, 2023, issued by Duck Creek Technologies, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DUCK CREEK TECHNOLOGIES, INC.

Date: March 30, 2023	By:	/s/ Kevin R. Rhodes
Name: Kevin R. Rhodes
Title: Chief Financial Officer